Exhibit 4.2

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 94986RB26	FACE AMOUNT: $

REGISTERED NO.

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to a Global Basket of

Equity Indices and ETFs with Periodic Interest

due June 24, 2019

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Redemption Amount (as defined below) on the Stated Maturity Date, and to pay interest on the Face Amount of this Security from December 23, 2015 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, at the rate of 1.85% per annum, payable on each Interest Payment Date. The “Initial Stated Maturity Date” shall be June 24, 2019. If the Final Calculation Day (as defined below) is not postponed for any Basket Component (as defined below), the Initial Stated Maturity Date will be the “Stated Maturity Date.” If the Final Calculation Day is postponed for any Basket Component, the “Stated Maturity Date” shall be the later of (i) the Initial Stated Maturity Date and (ii) the third Business Day (as defined below) after the last Final Calculation Day as postponed.

“Face Amount” shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Payment of Interest and Redemption Amount

Interest shall be calculated on the basis of a year of 360 days with twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date; provided that the interest payable on the Stated Maturity Date shall be paid to the Person to whom the Redemption Amount is paid. The “Regular Record Date” for an Interest Payment Date shall be the date one Business Day (as defined below) prior to such Interest Payment Date. The “Interest Payment Dates” shall be each June 24 and December 24, commencing June 24, 2016, and ending on the Stated Maturity Date.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payments of interest and the Redemption Amount on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, any payments on this Security will be made to the Depositary by wire transfer of immediately available funds.

Payment of the Redemption Amount and interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Determination of Redemption Amount

The “Redemption Amount” of this Security will equal: the Principal at Risk Amount plus the Averaging Return Amount (if any).

All calculations with respect to the Redemption Amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the Redemption Amount will be rounded to the nearest cent, with one-half cent rounded upward.

The “Principal at Risk Amount” of this Security will equal:

•	If the Final Ending Level is greater than or equal to the Threshold Level: the Face Amount; or

•	If the Final Ending Level is less than the Threshold Level:

Face Amount x	Final Ending Level	x Multiplier
Starting Level

The “Averaging Return Amount” of this Security will equal:

•	If the Average Ending Level is greater than the Starting Level:

Face Amount x	Average Ending Level – Starting Level	x Participation Rate ; or
Starting Level

•	If the Average Ending Level is less than or equal to the Starting Level: $0

“Basket” shall mean a basket comprised of the following Basket Components, with the return of each Basket Component having the weighting noted parenthetically: S&P 500® Index (70%); iShares® MSCI EAFE ETF (15%); S&P MidCap 400® Index (8%); iShares® MSCI Emerging Markets ETF (4%); and Russell 2000® Index (3%). The S&P 500 Index, the S&P MidCap 400 Index and the Russell 2000 Index are collectively referred to herein as the “Index Components” and the iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF are collectively referred to herein as the “ETF Components.”

“Basket Component” shall mean each of the S&P 500 Index, iShares MSCI EAFE ETF, S&P MidCap 400 Index, iShares MSCI Emerging Markets ETF and Russell 2000 Index.

The “Pricing Date” shall mean December 18, 2015.

The “Starting Level” is 100.

The “Final Ending Level” will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 70% of the Final Component Return of the S&P 500 Index; (B) 15% of the Final Component Return of the iShares MSCI EAFE ETF; (C) 8% of the Final Component Return of the S&P MidCap 400 Index; (D) 4% of the Final Component Return of the iShares MSCI Emerging Markets ETF; and (E) 3% of the Final Component Return of the Russell 2000 Index.

The “Average Ending Level” will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 70% of the Average Component Return of the S&P 500 Index; (B) 15% of the Average Component Return of the iShares MSCI EAFE ETF; (C) 8% of the Average Component Return of the S&P MidCap 400 Index; (D) 4% of the Average Component Return of the iShares MSCI Emerging Markets ETF; and (E) 3% of the Average Component Return of the Russell 2000 Index.

The “Threshold Level” is 85, which is equal to 85% of the Starting Level.

The “Participation Rate” is 100%.

The “Multiplier” is equal to the Starting Level divided by the Threshold Level.

The “Final Component Return” of an Index Component will be equal to:

Final Component Level – Initial Component Level

Initial Component Level

where,

•	the “Initial Component Level” is the Closing Level of such Index Component on the Pricing Date, as set forth below; and

•	the “Final Component Level” will be the Closing Level of such Index Component on the Final Calculation Day.

The “Average Component Return” of an Index Component will be equal to:

Average Component Level – Initial Component Level

Initial Component Level

where,

•	the “Average Component Level” will be the arithmetic average of the Closing Levels of such Index Component on the Calculation Days (quarterly, beginning September 2018).

The “Initial Component Levels” of the Index Components are as follows: S&P 500 Index (2005.55); S&P MidCap 400 Index (1375.27); and Russell 2000 Index (1121.020).

The “Closing Level” of an Index Component on any Trading Day means the official Closing Level of that Index Component reported by the relevant Index Sponsor on such Trading Day, as obtained by the Calculation Agent on such Trading Day from the licensed third-party market data vendor contracted by the Calculation Agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date, subject to the provisions set forth below under “—Market Disruption Events” and “—Discontinuance of an Index Component; Alteration of Method of Calculation.”

The “Final Component Return” of an ETF Component will be equal to:

Final Component Price – Initial Component Price

Initial Component Price

where,

•	the “Initial Component Price” will be the Fund Closing Price of such ETF Component on the Pricing Date; and

•	the “Final Component Price” will be the Fund Closing Price of such ETF Component on the Final Calculation Day.

The “Average Component Return” of an ETF Component will be equal to:

Average Component Price – Initial Component Price

Initial Component Price

where,

•	the “Average Component Price” will be the arithmetic average of the Fund Closing Prices of such ETF Component on the Calculation Days (quarterly, beginning September 2018).

The “Initial Component Prices” of the ETF Components are as follows: iShares MSCI EAFE ETF ($58.39); and iShares MSCI Emerging Markets ETF ($32.65).

The “Fund Closing Price” with respect to an ETF Component on any Trading Day means the product of (i) the Closing Price of one share of such ETF Component (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor applicable to such ETF Component on such Trading Day.

The “Closing Price” with respect to a share of an ETF Component (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means the price, at the scheduled weekday closing time, without regard to after hours or any other trading outside the regular trading session hours, of the share on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the share (or any such other security) is listed or admitted to trading.

The “Adjustment Factor” means, with respect to a share of an ETF Component (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the ETF Components. See “—Anti-dilution Adjustments Relating to an ETF Component; Alternate Calculation” below.

“Index Sponsor” shall mean the sponsor or publisher of an Index Component.

“Fund Sponsor” shall mean the sponsor of an ETF Component.

“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

The “Calculation Days” shall be the 19th day of each March, June, September and December, commencing September 19, 2018 and ending June 19, 2019. If any such day is not a Trading Day with respect to a Basket Component, that Calculation Day for that Basket Component will be postponed to the next succeeding day that is a Trading Day with respect to that Basket Component. Notwithstanding the postponement of a Calculation Day for a particular Basket Component due to a non-Trading Day for such Basket Component, that originally scheduled Calculation Day will remain the Calculation Day for any Basket Component not affected by such non-Trading Day. A Calculation Day is also subject to postponement due to the occurrence of a Market Disruption Event (as defined below). The “Final Calculation Day” is June 19, 2019. If a Market Disruption Event occurs or is continuing with respect to any Basket Component on any Calculation Day, then such Calculation Day for such Basket Component will be postponed to the first succeeding Trading Day for such Basket Component on which a Market Disruption Event for such Basket Component has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day for such Basket Component after the originally scheduled Calculation Day, that eighth Trading Day shall be deemed to be the Calculation Day. If a Calculation Day has been postponed eight Trading Days for a Basket Component after the originally scheduled Calculation Day for such Basket Component and a Market Disruption Event occurs or is continuing with respect to such Basket Component on such eighth Trading Day, the Calculation Agent will (i) in the case of an Index Component, determine the Closing Level of such Index Component on such eighth Trading Day in accordance with the formula for and method of calculating the Closing Level of such Index Component last in effect prior to commencement of the Market Disruption Event, using the closing price (or, with respect to any relevant security, if a Market Disruption Event has occurred with respect to such security, its good faith estimate of the value of such security at the Scheduled Closing Time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange and (ii) in the case of an ETF Component, determine the Closing Price of such ETF Component on such eighth Trading Day based on its good faith estimate of the value of the shares (or other applicable securities) of such ETF Component as of the Close of Trading on such eighth Trading Day. As used in clause (i) of the immediately preceding sentence, “closing price” means, with respect to any security on any date, the Relevant Stock Exchange traded or quoted price of such security as of the Scheduled Closing Time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange. Notwithstanding a postponement of a Calculation Day for a particular Basket Component due to a Market Disruption Event with respect to such Basket Component, the originally scheduled Calculation Day will remain the Calculation Day for any Basket Component not affected by a Market Disruption Event.

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of March 18, 2015 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of the Average Ending Level, the Final Ending Level and the Redemption Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the

Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

Certain Definitions

A “Trading Day” with respect to an Index Component means a day, as determined by the Calculation Agent, on which (i) the Relevant Stock Exchanges with respect to each security underlying such Index Component are scheduled to be open for trading for their respective regular trading sessions and (ii) each Related Futures or Options Exchange is scheduled to be open for trading for its regular trading session. The “Relevant Stock Exchange” for any security underlying any Index Component means the primary exchange or quotation system on which such security is traded, as determined by the Calculation Agent. The “Related Futures or Options Exchange” for any Index Component means an exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Index Component.

A “Trading Day” with respect to an ETF Component means a day, as determined by the Calculation Agent, on which the Relevant Stock Exchange and each Related Futures or Options Exchange with respect to such ETF Component are scheduled to be open for trading for their respective regular trading sessions. The “Relevant Stock Exchange” for any ETF Component means the primary exchange or quotation system on which shares (or other applicable securities) of such ETF Component are traded, as determined by the Calculation Agent. The “Related Futures or Options Exchange” for any ETF Component means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such ETF Component.

Discontinuance Of An Index Component; Alteration Of Method Of Calculation

If an Index Sponsor discontinues publication of an Index Component, and such Index Sponsor or another entity publishes a successor or substitute equity index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index Component (a “Successor Index Component”), then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index Component as calculated by the relevant Index Sponsor or any other entity and calculate the Closing Level of such Index Component as described above. Upon any selection by the Calculation Agent of a Successor Index Component, the Company will cause notice to be given to the Holder of this Security.

In the event that an Index Sponsor discontinues publication of an Index Component prior to, and the discontinuance is continuing on, a Calculation Day and the Calculation Agent determines that no Successor Index Component is available at such time, the Calculation Agent will calculate a substitute Closing Level for such Index Component in accordance with the formula for and method of calculating such Index Component last in effect prior to the discontinuance, but using only those securities that comprised such Index Component immediately prior to that discontinuance. If a Successor Index Component is selected or the Calculation Agent calculates a level as a substitute for such Index Component, the Successor

Index Component or level will be used as a substitute for such Index Component for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If on a Calculation Day the Index Sponsor of an Index Component fails to calculate and announce the level of such Index Component, the Calculation Agent will calculate a substitute Closing Level of such Index Component in accordance with the formula for and method of calculating such Index Component last in effect prior to the failure, but using only those securities that comprised such Index Component immediately prior to that failure; provided that, if a Market Disruption Event occurs or is continuing on such day, then the provisions set forth above under the definition of “Calculation Days” shall apply in lieu of the foregoing.

If at any time an Index Sponsor makes a material change in the formula for or the method of calculating an Index Component, or in any other way materially modifies an Index Component (other than a modification prescribed in that formula or method to maintain such Index Component in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the Calculation Agent will, at the close of business in New York, New York, on each date that the Closing Level of such Index Component is to be calculated, calculate a substitute Closing Level of such Index Component in accordance with the formula for and method of calculating such Index Component last in effect prior to the change, but using only those securities that comprised such Index Component immediately prior to that change. Accordingly, if the method of calculating such Index Component is modified so that the level of such Index Component is a fraction or a multiple of what it would have been if it had not been modified, then the Calculation Agent will adjust such Index Component in order to arrive at a level of such Index Component as if it had not been modified.

Anti-dilution Adjustments Relating to an ETF Component; Alternate Calculation

Anti-dilution Adjustments

The Calculation Agent will adjust the Adjustment Factor with respect to an ETF Component as specified below if any of the events specified below occurs with respect to such ETF Component and the effective date or ex-dividend date, as applicable, for such event is after the Pricing Date and on or prior to the Final Calculation Day.

The adjustments specified below do not cover all events that could affect an ETF Component. The Calculation Agent may, in its sole discretion, make additional adjustments to any terms of this Security upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, such ETF Component, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of this Security. In addition, the Calculation Agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the Calculation Agent determines that such adjustments do not properly reflect the economic consequences of the events specified herein or would not preserve the relative investment risks of this Security. All determinations made by the Calculation Agent in making any adjustments to the terms of this Security, including adjustments that are in addition to, or that differ from, those described herein, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of this Security, the Calculation Agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected ETF Component.

For any event described below, the Calculation Agent will not be required to adjust the Adjustment Factor unless the adjustment would result in a change to the Adjustment Factor then in effect of at least 0.10%. The Adjustment Factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and the number of securities which a holder of one share (or other applicable security) of such ETF Component before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which this Security is linked has been made by such ETF Component ratably to all holders of record of such shares (or other applicable security), then the Adjustment Factor will be adjusted on the ex-dividend date to equal the prior Adjustment Factor plus the product of the prior Adjustment Factor and the number of shares (or other applicable security) of such ETF Component which a holder of one share (or other applicable security) of such ETF Component before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such ETF Component paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an Extraordinary Dividend (as defined below) has occurred, then the Adjustment Factor will be adjusted on the ex-dividend date to equal the product of the prior Adjustment Factor and a fraction, the numerator of which is the Closing Price per share (or other applicable security) of such ETF Component on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price per share (or other applicable security) of such ETF Component on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount (as defined below).

For purposes of determining whether an Extraordinary Dividend has occurred:

(1)	“Extraordinary Dividend” means any cash dividend or distribution (or portion thereof) that the Calculation Agent determines, in its sole discretion, is extraordinary or special; and

(2)

“Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the securities of such ETF Component will equal the amount per share (or other applicable security) of such ETF Component of the applicable cash dividend or distribution that is attributable to the Extraordinary Dividend, as determined by the Calculation Agent in its sole discretion.

A distribution on the securities of an ETF Component described below under the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If an ETF Component declares or makes a distribution to all holders of the shares (or other applicable security) of such ETF Component of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the Calculation Agent may, in its sole discretion, make such adjustment (if any) to the Adjustment Factor as it deems appropriate in the circumstances. If the Calculation Agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of this Security that results solely from the applicable event.

(E)	Reorganization Events

If an ETF Component, or any Successor ETF Component, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such ETF Component to which this Security is linked is not the surviving entity (a “Reorganization Event”), then, on or after the date of such event, the Calculation Agent shall, in its sole discretion, make an adjustment to the Adjustment Factor or the method of determining the Redemption Amount or any other terms of this Security as the Calculation Agent determines appropriate to account for the economic effect on this Security of such event, and determine the effective date of that adjustment. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may deem such event a Liquidation Event (as defined below).

Liquidation Events

If an ETF Component is de-listed, liquidated or otherwise terminated (a “Liquidation Event”), and a successor or substitute exchange traded fund exists that the Calculation Agent determines, in its sole discretion, to be comparable to such ETF Component, then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, any subsequent Fund Closing Price for such ETF Component will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “Successor ETF Component”), with such adjustments as the Calculation Agent determines are appropriate to account for the economic effect of such substitution on holder of this Security.

If an ETF Component undergoes a Liquidation Event prior to, and such Liquidation Event is continuing on, the date that any Fund Closing Price of such ETF Component is to be determined and the Calculation Agent determines that no Successor ETF Component is available at such time, then the Calculation Agent will, in its discretion, calculate the Fund Closing Price for such ETF Component on such date by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate such ETF Component, provided that if the Calculation Agent determines in its discretion that it is not practicable to replicate such ETF Component (including but not limited to the instance in which the sponsor of the index underlying such ETF Component discontinues publication of that index), then the Calculation Agent will calculate the Fund Closing Price for such ETF Component in accordance with the formula last used to calculate such Fund Closing Price before such Liquidation Event, but using only those securities that were held by such ETF Component immediately prior to such Liquidation Event without any rebalancing or substitution of such securities following such Liquidation Event.

If a Successor ETF Component is selected or the Calculation Agent calculates the Fund Closing Price as a substitute for such ETF Component, such Successor ETF Component or Fund Closing Price will be used as a substitute for such ETF Component for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If any event is both a Reorganization Event and a Liquidation Event, such event will be treated as a Reorganization Event for purposes of this Security unless the Calculation Agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating an ETF Component or a Successor ETF Component, or the related ETF Underlying Index, is changed in a material respect, or if an ETF Component or a Successor ETF Component is in any other way modified so that such ETF Component does not, in the opinion of the Calculation Agent, fairly represent the price of the securities of such ETF Component or such Successor ETF Component had such changes or modifications not been made, then the Calculation Agent may, at the close of business in New York City on the date that any Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a Closing Price of an ETF Component comparable to such ETF Component or such Successor ETF Component, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price and the Redemption Amount with reference to such adjusted Closing Price of such ETF Component or such Successor ETF Component, as applicable.

Market Disruption Events

A “Market Disruption Event” means, with respect to an Index Component, any of the following events as determined by the Calculation Agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index Component or any Successor Index Component at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by those Relevant Stock Exchanges or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to such Index Component or any Successor Index Component on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index Component or any Successor Index Component on their Relevant Stock Exchanges at any time during the one-hour period that ends at the Close of Trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index Component or any Successor Index Component on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day.

(E)

The closure on any Exchange Business Day of the Relevant Stock Exchanges on which securities that then comprise 20% or more of the level of such Index Component or any Successor Index Component are traded or any Related Futures or Options Exchange prior to its Scheduled Closing Time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock

Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at such actual closing time on that day.

(F)

The Relevant Stock Exchange for any security underlying such Index Component or Successor Index Component or any Related Futures or Options Exchange fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred with respect to an Index Component:

(1)

the relevant percentage contribution of a security to the level of such Index Component or any Successor Index Component will be based on a comparison of (x) the portion of the level of such Index Component attributable to that security and (y) the overall level of such Index Component or Successor Index Component, in each case immediately before the occurrence of the Market Disruption Event;

(2)

the “Close of Trading” on any Trading Day for such Index Component or any Successor Index Component means the Scheduled Closing Time of the Relevant Stock Exchanges with respect to the securities underlying such Index Component or Successor Index Component on such Trading Day; provided that, if the actual closing time of the regular trading session of any such Relevant Stock Exchange is earlier than its Scheduled Closing Time on such Trading Day, then (x) for purposes of clauses (A) and (C) of the definition of “Market Disruption Event” above, with respect to any security underlying such Index Component or Successor Index Component for which such Relevant Stock Exchange is its Relevant Stock Exchange, the “Close of Trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “Market Disruption Event” above, with respect to any futures or options contract relating to such Index Component or Successor Index Component, the “Close of Trading” means the latest actual closing time of the regular trading session of any of the Relevant Stock Exchanges, but in no event later than the Scheduled Closing Time of the Relevant Stock Exchanges;

(3)

the “Scheduled Closing Time” of any Relevant Stock Exchange or Related Futures or Options Exchange on any Trading Day for such Index Component or any Successor Index Component means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)

an “Exchange Business Day” means any Trading Day for such Index Component or any Successor Index Component on which each Relevant Stock Exchange for the securities underlying such Index Component or any Successor Index Component and each Related Futures or Options Exchange are open for trading during their respective regular trading sessions, notwithstanding any such Relevant Stock Exchange or Related Futures or Options Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” means, with respect to an ETF Component, any of the following events as determined by the Calculation Agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such ETF Component or any successor ETF Component (as defined below) on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such ETF Component or any successor ETF Component on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such ETF Component or any successor ETF Component on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such ETF Component or any successor ETF Component on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure of the relevant stock exchange or any related futures or options exchange with respect to such ETF Component or any successor ETF Component prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such ETF Component or any successor ETF Component fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an ETF Component:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such ETF Component or any successor ETF Component; and

(2)

the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such ETF Component or any successor ETF Component means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

Calculation Agent

The Calculation Agent will determine the Average Ending Level, the Final Ending Level and the Redemption Amount. In addition, the Calculation Agent will (i) determine if adjustments are required to the Closing Level of an Index Component or the Fund Closing Price of an ETF Component under the circumstances described in this Security, (ii) if publication of an Index Component is discontinued, select a Successor Index Component or, if no Successor Index Component is available, determine the Closing Level of such Index Component under the circumstances described in this Security, (iii) if an ETF Component undergoes a Liquidation Event, select a Successor ETF Component or, if no Successor ETF Component is available, determine the Fund Closing Price of such ETF Component; and (iv) determine whether a Market Disruption Event has occurred.

The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security.

Redemption and Repayment

This Security is not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to June 24, 2019. This Security is not entitled to any sinking fund.

Acceleration

If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Redemption Amount (calculated as set forth in the next sentence) of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Redemption Amount hereof calculated as provided herein, plus accrued and unpaid interest to the date of acceleration; provided, however, that the Redemption Amount will be calculated using (i) for purposes of determining the Final Ending Level, the Closing Levels and Closing Prices, as applicable, of each Basket Component on the date of acceleration and (ii) for purposes of determining the Average Ending Level, (A) the Closing Levels and Closing Prices, as applicable, of each Basket Component determined on the Calculation Day(s) that occurred before the date of acceleration and (B) the Closing Levels and Closing Prices, as applicable, of each Basket Component on each of the Trading Days for such Basket Component leading up to and including the date of acceleration in such number equal to the number of Calculation Days scheduled to occur on or after the date of acceleration.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

Its:

[SEAL]

Attest:

Its:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM NOTE, SERIES K

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to a Basket of

Equity Indices and ETFs with Periodic Interest

due June 24, 2019

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series K, of the Company, which series is limited to an aggregate principal amount or face amount, as applicable, of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

Article Sixteen of the Indenture shall not apply to this Security.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay interest and the Redemption Amount at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of interest or the Redemption Amount, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	--		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.